Exhibit 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree that this Schedule 13D and any amendments thereto are filed on behalf of each of them.

Dated: July 6, 2015

BARBARA B. BAEKGAARD 2009 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Joan B. Hall
Joan B. Hall
Trustee

By:	/s/ James B. Byrne
James B. Byrne
Trustee

BARBARA BRADLEY BAEKGAARD FAMILY FOUNDATION

By:	/s/ Joan B. Hall
Joan B. Hall
Trustee

By:	/s/ James B. Byrne
James B. Byrne
Trustee

By:	/s/ Anne Marie Ray
Anne Marie Ray
Trustee

By:	/s/ Thomas F. Byrne
Thomas F. Byrne
Trustee

By:	/s/ Barbara B. Baekgaard
Barbara B. Baekgaard
Trustee

ROBERT J. HALL

/s/ Robert J. Hall
Robert J. Hall

JOAN B. HALL

/s/ Joan B. Hall
Joan B. Hall

MICHAEL C. RAY

/s/ Michael C. Ray
Michael C. Ray

JAMES B. BYRNE

/s/ James B. Byrne
James B. Byrne

THOMAS F. BYRNE

/s/ Thomas F. Byrne
Thomas F. Byrne

Anne Marie Ray

/s/ Anne Marie Ray
Anne Marie Ray

Barbara B. Baekgaard

/s/ Barbara B. Baekgaard
Barbara B. Baekgaard